Exhibit 10(1)
                                                                   -------------

                               SEVERANCE AGREEMENT

     This Severance Agreement made as of the 12th day of May, 2005, by and among Lincoln Bancorp, an Indiana corporation, with its main office located at 1121 E. Main Street, Plainfield, Indiana 46168 (hereinafter, the "Company"), Lincoln
Bank, a federal savings bank with its main office located at 1121 E. Main Street, Plainfield, Indiana 46168 (the "Bank"), and T. Tim Unger, an individual whose residence address is 2028 Aspen Drive, Plainfield, Indiana 46168 (hereinafter "Employee").

     In consideration of the mutual provisions of this Agreement, the Company, the Bank and the Employee agree as follows:

     1. Employment and Directorships. Employee, the Bank and the Company agree that Employee's employment as an employee of the Bank and his authority to conduct business on behalf of the Company, the Bank, or any of the subsidiaries of the Bank (the "Bank Subsidiaries") will terminate on May 31, 2005. In addition, Employee acknowledges that his position as an officer of the Company, as an officer of the Bank, and as an officer and director of the Bank Subsidiaries terminated on May 1, 2005, and that he vacated his office at the Bank's Southfield Drive location as of May 1, 2005. Employee will continue to serve as Chairman of the Board of Directors of the Corporation until May 31, 2005, and as a director of the Company and of the Bank until the next annual shareholder meetings of those entities, subject to any required shareholder approvals of such service. Employee and the Bank agree that, in consideration for the agreements reached herein, Employee's Employment Agreement with the Bank dated December 30, 1998, shall terminate as of the date hereof and shall thereafter be void and without further force and effect. Employee shall continue to receive compensation from the Bank at his current rate of $230,000 per year, payable on a bi-weekly basis during the period beginning on the date of this Agreement and ending December 31, 2005. However, Employee's car allowance shall terminate as of May 31, 2005. Beginning January 1, 2006, Employee shall become entitled to receive director fees from the Company and the Bank through the date he ceases to serve as a director of those entities at the rates payable to non-employee directors of the Company and of the Bank. Except as otherwise provided herein, such amounts shall be in full satisfaction of any remaining payments or consideration owed to the Employee by the Company, the Bank, or Bank Subsidiaries as a result of Employee's employment relationship with the Bank and his relationship as an officer and director of the Company, the Bank, and the Bank Subsidiaries.

     2. 401(k) Plan. Employee shall cease participating in the Company's 401(k) plan as of May 31, 2005. As soon as practicable after December 31, 2005, the Company shall determine the amount of the Company match that would have been made on behalf of Employee to the 401(k) plan had Employee participated in that plan from June 1, 2005, until December 31, 2005, and made contributions to such 401(k) plan during that period at the same level at which Employee is currently contributing to that plan. Once that amount is determined, it shall be paid to Employee in a lump sum by the Bank, reduced by applicable FICA, FUTA and income tax withholdings.

     3. ESOP. Employee shall cease participating in the Company's Employee Stock Ownership Plan as of May 31, 2005. As soon as practicable after December 31, 2005, the Company shall determine the portion of the contribution made or to be made by the Bank to the ESOP for the calendar year 2005 that would have been allocated to Employee's account under the ESOP for 2005 had Employee remained employed by the Bank through December 31, 2005. Once that amount is determined, it shall be paid to Employee in a lump sum by the Bank, reduced by applicable FICA, FUTA and income tax withholdings.

     4. Health Insurance. The Employee shall be entitled to the benefits to which he is entitled under the Bank's group insurance plans and to any COBRA benefits to which he and his family members may be entitled under law (which would permit him and his currently covered family members to continue their current group insurance coverage for the periods specified by COBRA) and/or retiree health care coverage, as a result of his employment by the Bank through May 31, 2005. If Employee elects COBRA coverage or retiree health care coverage, the Bank shall pay or reimburse Employee for the cost of such continued coverage through December 31, 2005; provided, however, that if Employee receives comparable coverage under Medicare or elsewhere prior to December 31, 2005, the Bank's obligation to pay or reimburse Employee for the cost of such coverage shall terminate.

     5. General Release and Waiver of Claims. In consideration for the payments provided for herein, Employee, for himself, his heirs, executors, and administrators, hereby releases and discharges the Company, the Bank, and the Bank Subsidiaries, and their officers, directors, employees, affiliates, insurers and agents from any claim, demand, action, or cause of action, known or unknown, which arose at any time from the beginning of time to the date hereof and waives all rights relating to, arising out of or in any way connected with his employment with the Bank or the cessation of that employment, or his service as an officer and director of the Company, the Bank, and the Bank Subsidiaries, including, without limitation, any claim, demand, action, cause of action or right, including claims for attorneys' fees, based on but not limited to:

          (i) The Age Discrimination in Employment Act of 1967, as amended ("ADEA"), 29 U.S.C. ss. 621, et seq;


          (ii) The Americans With Disabilities Act of 1990 ("ADA"), 42 U.S.C. ss. 12,101, et seq.;


          (iii)The Rehabilitation Act of 1973, as amended, 29 U.S.C. ss. 701 et seq.;


          (iv) The Family and Medical Leave Act of 1993 ("FMLA"), 29 U.S.C. ss. 2601, et seq.;


          (v) The Civil Rights Act of 1866 and 1964, as amended, 42 U.S.C. ss. 1981;




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

          (vi) The Employee Retirement Income Security Act ("ERISA"), 29 U.S.C. ss. 1001, et seq.;


          (vii)Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000(e), et seq.;


          (viii) The Older Workers' Benefits Protection Act of 1990;


          (ix) The Equal Pay Act of 1963;


          (x)  The Worker Adjustment and Retraining Notification Act of 1989;


          (xi) The Fair Labor Standards Act of 1938 ("FLSA"), as amended, 29 U.S.C. ss. 201, et seq.;


          (xii)Any existing or potential  entitlement  under any Bank or Company
               program  or  plan,  including  wages,  bonuses,   stock  options,
               vacation pay or other paid leave;


          (xiii) Any existing or potential agreement, contract, representation, policy, procedure, or statement (whether any of the foregoing are express or implied, oral or written);


          (xiv) Any wage law; and


          (xv) Claims arising under any other federal, state and local fair employment practices law, disability benefits law, and any other employee or labor relations statute, executive order, law or ordinance, and any duty or other employment-related obligation, claims arising from any other type of statute, executive order, law or ordinance, claims arising from contract or public policy, as well as tort, tortious cause of conduct, breach of implied covenant of good faith and fair dealing, breach of contract, intentional infliction of emotional distress, negligence, discrimination, harassment, and retaliation, together with all claims for monetary and equitable relief, punitive and compensatory relief and attorneys' fees and costs.


This Agreement shall not apply to rights or claims that may arise after the date hereof, nor shall any provision within this Agreement be interpreted to preclude the parties' opportunity to challenge the validity of the Agreement or limit or extinguish any entitlements Employee may have in clear and direct contravention of applicable statutes.

     6. Covenant Not to Sue. With regard to any claims, charges, or complaints which may be filed concerning any events, actions or issues related to or arising out of his employment





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

and which occurred prior to Employee's signing this Agreement, Employee additionally waives and releases any right he may have to bring, participate in, or recover in any proceeding brought by Employee, an administrative agency, or any other person on Employee's behalf. Employee agrees that he will never sue the Company, the Bank, or the Bank Subsidiaries, or their officers, directors, employees, insurers or agents concerning any claim relating to his employment with the Bank, the cessation of that employment, the compensation or benefits payable in connection with his employment, or his service as an officer or director of the Company, the Bank or the Bank Subsidiaries prior to the date hereof. Should Employee bring or participate in any such lawsuit or proceeding or otherwise breach any portion of this Agreement, he acknowledges that any such suit, claim, or assertion of liability is null and void, and must be summarily dismissed. Likewise, Employee acknowledges and declares under penalties of perjury that he does not currently have a lawsuit, claim, charge, demand, or other form of asserted liability against the Company, the Bank, or the Bank Subsidiaries pending before any court, governmental agency, or other body. Nothing in this paragraph is intended to limit or preclude any other rights or remedies the Company or the Bank may have for a breach of this paragraph, nor is anything in this paragraph or Agreement intended to limit or preclude any rights, claims, or processes that, by express and unequivocal terms of law, may not under any circumstances be waived or extinguished.

     Should Employee ever assert liability or file a claim, action, or charge against the Company or the Bank for any matter, Employee shall be liable for all expenses, including reasonable costs and attorneys' fees incurred by the Company or the Bank in defending each such suit, claim, or assertion of liability or in seeking enforcement of this Agreement, regardless of the outcome, except for claims under the ADEA (unless otherwise allowable by law). Employee agrees to pay such expenses within thirty (30) calendar days of written demand mailed to Employee's last known address. This paragraph is not intended to limit Employee from instituting legal action for the sole purpose of enforcing this Agreement.

     7. Non-Disparagement. Employee agrees that he will not provide information, make oral or written statements, or take any action that would cause the Company, the Bank, or the Bank Subsidiaries embarrassment or humiliation or otherwise cause or contribute to the Company, the Bank, or the Bank Subsidiaries being held in disrepute. The Company and the Bank agree that they will not provide information, make oral or written statements, or take any action that would cause Employee embarrassment or humiliation or otherwise cause or contribute to Employee being held in disrepute.

     8. Knowledge and Understanding. Employee declares, under penalty of perjury, that:

          (a) he has been advised to consult with an attorney prior to executing this Agreement;

          (b) he has been given a period of at least 21 days within which to consider this Agreement; and

          (c) he is fully aware of his rights and has carefully read and fully understands all provisions of this Agreement before signing.




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

     9. Effective Date. If Employee consents to and signs this Agreement within twenty-one (21) days of receipt, Employee shall have an additional seven (7) days after signing the Agreement to revoke it. Employee expressly states under penalty of perjury, that if he executes this Agreement before the expiration of the 21-day period, such execution is knowing, voluntary, and done on the advice of counsel (or with the opportunity to consult with counsel). Any revocation shall be in writing and addressed/delivered to the attention of Jennifer Dawson, Director of Human Resources of the Bank. This Agreement shall not become effective, therefore, and none of the benefits set forth in this Agreement shall become effective until the 8th day after Employee executes this Agreement (the "Effective Date").

     10. Confidentiality and Non-Compete. Employee agrees that:

          (a) For a period of three years after May 31, 2005, Employee shall not divulge or furnish any trade secrets (as defined in IND. CODE
               Section 24-2-3-2) of the Bank or any confidential information acquired by him while employed by the Bank concerning the policies, plans, procedures or customers of the Bank to any person, firm or corporation, other than the Bank or upon its written request, or use any such trade secret or confidential information directly or indirectly for Employee's own benefit or for the benefit of any person, firm or corporation other than the Bank, since such trade secrets and confidential information are confidential and shall at all times remain the property of the Bank.

          (b) For a period of three years after May 31, 2005, Employee shall not directly or indirectly provide banking or bank-related services to or solicit the banking or bank-related business of any customer of the Bank at the time of such provision of services or solicitation which Employee served either alone or with others while employed by the Bank in any city, town, borough, township, village or other place in which Employee performed services for the Bank while employed by it, or assist any actual or potential competitor of the Bank to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place.

          (c) For a period of one year after May 31, 2005, Employee shall not, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, engage in any banking or bank-related business which competes with the business of the Bank as conducted during Employee's employment by the Bank within a radius of twenty-five (25) miles of the Bank's main office.

          (d) Employee agrees to turn over, as soon as practicable after May 31, 2005, to the Bank all business correspondence, letters, papers, reports, customers' lists, financial statements, credit reports or other confidential information or documents of the Bank or its affiliates in the possession or control of Employee, all of which writings are and will continue to be the sole and exclusive property of the Bank or its affiliates. Employee shall also return to the Bank as soon as practicable after May 31, 2005, all other Bank or Company property in his possession, including but not limited to, any laptop computer, fax machine, pager, PDA or other equipment or personal property owned by the Company or the Bank.

Employee agrees that because of his access to trade secrets and confidential information of the Bank and the uniqueness of his services, his breach of this section of this Agreement would cause irreparable harm to the Bank and, in addition to any other remedies, entitle the Bank to temporary, preliminary and permanent injunctive relief prohibiting him from engaging in such activities in violation of this agreement. Employee further agrees that the Bank may obtain such relief without the necessity of posting any bond.

     11. Authorization. The Company represents and warrants that this Agreement has been duly authorized by all necessary corporate action on the part of the Company in accordance with its Articles of Incorporation and Bylaws and applicable law.

     12. Successors. This Agreement shall be binding upon, and inure to the benefit of, the successors, assigns, executors, heirs, administrators and personal representatives of the parties hereto. Employee shall not have any right to anticipate, alienate, or assign any of his rights or obligations under this Agreement and any effort to do so shall be null and void.

     13. Amendment. This Agreement may be amended only in writing signed by the parties hereto or their successors in interest. The waiver by either party of any of the provisions of this Agreement shall not operate or be construed as a waiver of such provision in any other circumstance or of any other provision.

     14. Applicable Law. This Agreement shall be construed and interpreted pursuant to, and in accordance with, the laws of the State of Indiana or applicable federal law.

     15. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if personally delivered to the party to whom notice should be given at the addresses set forth above (or at such other address for a party as shall be specified by notice given pursuant hereto).

     16. Complete Agreement. This Agreement sets forth the entire Agreement and understanding between Employee, the Company, and the Bank, and fully supersedes any and all prior oral or written or implied agreements or understandings between Employee, the Company or the Bank relating to the subject matter hereof. If one or more provisions or terms of this Agreement shall be determined to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

     17. Non-Reliance. This Agreement sets forth the complete agreement between the parties. Employee represents and acknowledges that in executing this Agreement he does not rely and has not relied upon any representations or statements not set forth herein made by the Company or its subsidiaries or any of their employees, agents, representatives, controlling shareholders, officers, or directors with regard to the subject matter, basis, or effect of this Agreement or otherwise.




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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                     /s/ T. Tim Unger
                                     -------------------------------------------
                                     T. Tim Unger


                                     LINCOLN BANCORP


                                     By: /s/ John M. Baer
                                     -------------------------------------------


                                     LINCOLN BANK


                                     By: /s/ Jerry R. Engle
                                     -------------------------------------------